UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 04, 2024

America Great Health

(Exact name of registrant as specified in charter)

Wyoming

(State or other jurisdiction of incorporation)

0-27873	98-0178621
(Commission File Number)	(IRS Employer Identification No.)

1609 W Valley Blvd., #338, Alhambra, CA	91803
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (626) 576-1299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a material definitive agreement

On September 24, 2024, the International Institute of Great Health, Inc. (the “Company”), a wholly owned subsidiary of America Great Health, entered into a Technology Contract for Commissioned Development (the “Contract”) with Yunan Yunchi Xiai Trading Co. Ltd., a Chinese company (“Yunchi”). Under the Contract, Yunchi has engaged the Company to provide specialized technical development for its Panax notoginseng peptide project, and will compensate the Company for these services. The development involves the Company's proprietary, patented protein skin surface ion modification, transformation technology, which will be applied to Yunchi's existing Panax notoginseng peptide raw materials. This process will not only preserve the original properties of the materials but also add the ability to inhibit the growth of cancer cells in vitro.

According to the Contract, the technology development will take place in a laboratory in the United States, while the experimental base will be in China. The development period is set for three (3) months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

AMERICA GREAT HEALTH

Date: October 04, 2024

By:      /s/ Mike Wang

Name:    Mike Wang

Title:      President